United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2018, Clarus Corporation (the “Company”), Black Diamond Equipment, Ltd., Black Diamond Retail, Inc., Sierra Bullets, L.L.C. (collectively with the Company, the “Borrowers”) and the other loan parties party thereto (together with the Borrowers, the “Loan Parties”) entered into an asset based revolving Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto. Each of the Loan Parties, other than the Company, is a direct or indirect subsidiary of the Company. Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement.

The Credit Agreement provides for a revolving commitment of $75.0 million (including up to $5.0 million for letters of credit) and matures on June 27, 2022. The Credit Agreement also permits the Borrowers, subject to certain requirements, to arrange with lenders for up to $75.0 million of additional revolving commitments (which are currently uncommitted), for a potential aggregate revolving commitment of up to $150.0 million. The amount of the revolving commitment available for borrowing at any given time is subject to a borrowing base formula that is based upon the Company’s accounts receivable, inventory and intellectual property, as more fully described in the Credit Agreement.

The obligations of each Loan Party under the Credit Agreement are unconditionally guaranteed by each other Loan Party. All obligations under the Credit Agreement, and the guarantees of those obligations (as well as banking services obligations and certain swap agreements), are secured by the accounts receivable, inventory, intellectual property and certain other assets of the Loan Parties pursuant to the Pledge and Security Agreement (the “PSA”), dated June 27, 2018, by and among the Loan Parties and JPMorgan Chase Bank, N.A., as administrative agent.

The Borrowers may elect to have the revolving loans under the Credit Agreement bear interest at either (a) in the case of CBFR borrowings, a rate generally equal to the London Interbank Offered Rate (“LIBOR”) for an interest period of one month, subject to a 0.00% floor, or (b) in the case of Eurodollar borrowings, a rate generally equal to an adjusted LIBOR for the interest period relevant to such borrowing, subject to a 0.00% floor, plus, in each such case, an applicable rate generally ranging from 1.50% to 2.20% per annum. The applicable rate was initially 1.50% per annum, however, it may be adjusted from time to time primarily based upon the achievement of a specified fixed charge coverage ratio, and also based upon the type of assets that generate availability under the borrowing base formula. The Credit Agreement also requires the Borrowers to pay a commitment fee on the unused portion of the revolving commitment. Such commitment fee will range between 0.25% and 0.375% per annum, based upon the average percentage of the revolving commitment that is used in each month of the fiscal year.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on the ability of the Company and its subsidiaries to perform the following, subject to certain customary exceptions, qualifications and “baskets”: (i) incur additional debt; (ii) create liens; (iii) engage in mergers, consolidations, liquidations or dissolutions other than in certain permitted instances as described in the Credit Agreement; (iv) substantially change the business conducted by the Company and its subsidiaries (v) make certain investments, loans, advances, guarantees and acquisitions other than in certain permitted instances as described in the Credit Agreement; (vi) sell assets; (vii) pay dividends or make distributions or other restricted payments if certain conditions in the Credit Agreement are not fulfilled; (viii) prepay other indebtedness; (ix) engage in certain transactions with affiliates; (x) enter into agreements that restrict dividends from subsidiaries or the ability of subsidiaries to grant liens upon their assets; (xi) amend certain charter documents and material agreements governing subordinated indebtedness; and (xii) sell, assign, transfer, encumber or license certain intellectual property without the prior written consent of the administrative agent.

The Credit Agreement also contains customary events of default, including, but not limited to: (i) failure to pay amounts due under the Credit Agreement; (ii) materially incorrect representations and warranties; (iii) failure to comply with covenants; (iv) change of control; and (v) default under other indebtedness aggregating at least $1,000,000.

The foregoing summaries of the Credit Agreement and PSA do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Credit Agreement and PSA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On June 27, 2018, concurrent with entering into the Credit Agreement, the following agreements were terminated: the Third Amended and Restated Loan Agreement (the “Terminated Credit Agreement”), effective as of August 21, 2017, by and among ZB, N.A. dba Zions First National Bank; the Borrowers; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC; and the other loan parties from time to time party thereto, and the Fourth Amended and Restated Promissory Note (Revolving Loan) (the “Terminated Promissory Note”), effective as of August 21, 2017, by and among ZB, N.A. dba Zions First National Bank, the Borrowers; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; and BD European Holdings, LLC.

The Terminated Credit Agreement provided a $40.0 million revolving credit facility pursuant to the Terminated Promissory Note, with each maturing on August 21, 2022.

The foregoing summaries of the Terminated Credit Agreement and Terminated Promissory Note do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Terminated Credit Agreement and the Terminated Promissory Note, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2017, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, effective as of June 27, 2018, by and among the Loan Parties, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto.

10.2	Pledge and Security Agreement, effective as of June 27, 2018, by and among the Loan Parties and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Dated: July 3, 2018	By:	/s/ Aaron J. Kuehne
		Name:	Aaron J. Kuehne
		Title:	Chief Financial Officer and Chief Administrative Officer